Exhibit 10.9

AGREEMENT OF SUB-SUB-SUBLEASE

This AGREEMENT OF SUB-SUB-SUBLEASE (this “Sub-Sub-sublease”), made as of the 14th day of April, 2016, between IDEELI INC., a Delaware corporation (“Sub-Sub-sublandlord”), and DATADOG, INC, a Delaware corporation (“Sub-Sub-subtenant”).

RECITALS:

A.    WHEREAS, by that certain Lease dated August 16, 2006 (the “Lease”), between FC Eighth Ave., LLC, a Delaware limited liability company (“Landlord”), as landlord, and Legg Mason, Inc., a Maryland corporation (“Legg”), as tenant, a redacted copy of which is attached hereto as Exhibit A, Landlord leased to Legg all of the rentable square feet on the entire 45th, 46th, 47th, 48th, 49th and 50th floors, as well as certain roof top space and storage space (collectively, the “Lease Premises”) of the building located at 620 Eighth Avenue, New York, New York (the “Building”), as more particularly set forth in the Lease;

B.    WHEREAS, the interest of Landlord in the Building is subject and subordinate to, among other things, the terms and provisions of the Ground Lease and the Condominium Documents (as such terms are defined in the Lease);

C.    WHEREAS, by that certain Assignment and Assumption of Lease dated August 16, 2006 between Legg and Clearbridge Advisors, LLC, a Delaware limited liability company (“Sublandlord”), a copy of which is attached to the Lease, Legg assigned its interest under the Lease to Sublandlord;

D.    WHEREAS, by that certain Agreement of Sublease dated as of April 8, 2008 (the “Sublease”), a redacted copy of which is attached hereto as Exhibit B, Sublandlord subleased to BT Americas Inc., a Delaware corporation (“Sub-sublandlord”), a portion of the Lease Premises consisting of all of the rentable square feet on the entire 45th and 46th floors of the Building (the “Sublease Premises”); and

E.    WHEREAS, by that certain Agreement of Sub-Sublease dated as of April 27, 2012 (the “Sub-Sublease”), a redacted copy of which is attached hereto as Exhibit C, Sub-sublandlord subleased to Sub-Sub-sublandlord, a portion of the Sublease Premises consisting of all of the rentable square feet on the entire 45th floor of the Building (the “Sub-sublease Premises; and also the “Sub-Sub-sublease Premises”); and

F.    WHEREAS, Sub-Sub-sublandlord hereby desires to sub-sub-sublease the Sub-Sub-sublease Premises to Sub-Sub-subtenant and Sub-Sub-subtenant desires to hire the Sub-Sub-sublease Premises from Sub-Sub-sublandlord on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is mutually agreed as follows:

1.    Sub-Sub-subleasing of the Sub-Sub-sublease Premises. Sub-Sub-sublandlord hereby sub-sub-subleases to Sub-Sub-subtenant, and Sub-Sub-subtenant hereby hires from Sub-Sub-sublandlord, the Sub-Sub-sublease Premises, upon and subject to the terms and conditions hereinafter set forth.

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2.    Term.

2.1    Commencement and Expiration Dates. The term (the “Term”) of this Sub-Sub-sublease shall (i) commence on the date (the “Commencement Date”) upon which Landlord, Sublandlord, Sub-sublandlord, Sub-Sub-sublandlord and Sub-Sub-subtenant shall execute and deliver a Consent Agreement to this Sub-Sub-sublease reasonably acceptable to all parties (the “Consent”) and possession of the Sub-Sub-sublease Premises delivered to Sub-Sub-subtenant in the condition required by this Sub-Sub-sublease, with all items required to be delivered on the Commencement Date and (ii) terminate on December 28, 2023, or on such earlier date upon which the Term shall expire or be canceled or terminated pursuant to any of the conditions or covenants of this Sub-Sub-sublease, the Sub-Sublease, the Sublease or the Lease (with respect to any termination of the Lease, the Sublease, or the Sub-sublease, subject to the terms hereof), or pursuant to law (the “Expiration Date”). Sub-Sub-subtenant shall not have any option to extend the Term. Sub-Sub-sublandlord shall deliver possession of the Sub-Sub-sublease Premises to Sub-Sub-subtenant on the Commencement Date in its current “as is”, broom-clean condition, reasonable wear and tear from the date hereof excepted, vacant and free of all personal property (other than Sub-sublandlord’s Furniture and Sub-Sub-sublandlord’s Furniture (as such terms are hereinafter defined)) and with all cabling disconnected within the IT room.

3.    Rent and Other Charges.

3.1    Base Rent. From and after the date (the “Rent Commencement Date”) that is four (4) months after the Commencement Date, Sub-Sub-subtenant shall pay to Sub-Sub-sublandlord, as rent for the Sub-Sub-sublease Premises, base annual rent (“Base Rent”) as set forth below. Sub-Sub-sublandlord hereby acknowledges receipt of Base Rent in the amount of $162,925.67 for the first full calendar month of the Term following the Rent Commencement Date. Base Rent shall be payable in equal monthly installments, in advance on or prior to the first day of each month, as follows:

(a)    Commencing on the Rent Commencement Date and continuing until the Expiration Date occurs, Sub-Sub-subtenant shall pay to Sub-Sub-sublandlord as base rent the sum of ONE MILLION NINE HUNDRED FIFTY-FIVE THOUSAND ONE HUNDRED EIGHT AND 00/100 DOLLARS ($1,955,108.00) per annum, payable in equal monthly installments of $162,925.67.

(b)    If the Rent Commencement Date shall occur on a date other than the first (1st) day of any calendar month, the Base Rent payable hereunder for such month shall be prorated on a per diem basis and shall be paid on the Rent Commencement Date. If the Expiration Date shall occur on any date other than the last day of a calendar month, Base Rent for such month shall be prorated on a per diem basis based on the number of days in the Term occurring in such month.

(c)    Promptly after the Commencement Date and the Rent Commencement Date are determined, Sub-Sub-sublandlord and Sub-Sub-subtenant, at either Sub-Sub-sublandlord’s or Sub-Sub-subtenant’s request, will execute an agreement setting forth each of the above dates. Sub-Sub-subtenant’s or Sub-Sub-sublandlord’s failure or refusal to sign the same shall in no event affect the determination of such dates or either party’s obligations hereunder.

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3.2    Additional Rent. In addition to Base Rent, Sub-Sub-subtenant shall pay to Sub-Sub-sublandlord when due all other amounts payable by Sub-Sub-subtenant to Sub-Sub-sublandlord under the provisions of this Sub-Sub-sublease (collectively, “Additional Rent”); provided that Sub-Sub-sublandlord shall have delivered to Sub-Sub-subtenant reasonable backup documentation showing that Sub-Sub-sublandlord shall have incurred such amounts. “Additional Rent” shall include any and all amounts other than Base Rent payable hereunder, which, by the terms of the Sub-Sublease, as incorporated herein, would become due and payable by the Sub-subtenant thereunder to Sub-Sublandlord as additional rent or otherwise and which would not have become due and payable but for the acts, requests for services, and/or failures to act of Sub-Sub-subtenant, its agents, officers, representatives, employees, servants, contractors, invitees, licensees or visitors under this Sub-Sub-sublease, including, but not limited to: (i) any increases in Landlord’s, Sublandlord’s or Sub-sublandlord’s fire, rent or other insurance premiums resulting from any act or omission of Sub-Sub-subtenant, (ii) any charges on account of Sub-Sub-subtenant’s use of heating, ventilation or air-conditioning or condenser water, (iii) any charges to Sub-Sub-sublandlord or Sub-Sub-subtenant on account of Sub-Sub-subtenant’s use of special cleaning and freight elevator services or for overtime or other extra services requested or required by Sub-Sub-subtenant, and (iv) any review, approval or other fees charged by Sub-Sublandlord under the Sub-Sublease, Sublandlord under the Sublease or Landlord under the Lease on account of Sub-Sub-subtenant. Following Sub-Sub-subtenant’s receipt of any services for which such Additional Rent would be payable and receipt by Sub-Sub-sublandlord of any statement or written demand from Sub-Sublandlord, Sublandlord or Landlord for payment of any such Additional Rent, Sub-Sub-sublandlord will furnish Sub-Sub-subtenant with a copy of such statement or demand, together with a statement of the amount of any such Additional Rent. Sub-Sub-subtenant shall pay to Sub-Sub-sublandlord the amount of any Additional Rent payable under this Sub-Sub-sublease at least two (2) Business Days prior to the date on which payment thereof is due under the applicable provision of the Sub-Sublease (provided that such statement or demand shall have been delivered to Sub-Sub-subtenant). The obligations of Sub-Sub-subtenant to pay Base Rent and Additional Rent hereunder shall survive the expiration or termination of this Sub-Sub-sublease.

3.3    Escalation Rent. In addition to the Base Rent, Sub-Sub-subtenant covenants and agrees to pay to Sub-Sub-sublandlord commencing on the Rent Commencement Date, an amount (collectively, “Escalation Rent”) equal to: (i) the Tax Escalation Payment (as hereinafter defined) plus (ii) the Operating Expense Escalation Payment (as hereinafter defined) plus (iii) the BID Escalation Payment (as hereinafter defined). Escalation Rent shall be payable by Sub-Sub-subtenant to Sub-Sub-sublandlord in the same manner as the same is payable by Sub-Sub-sublandlord to Sub-Sublandlord under Article 3 of the Sub-Sublease; except that Sub-Sub-subtenant shall, upon receipt of written notice or an invoice therefor from Sub-Sub-sublandlord, pay all installments of Escalation Rent directly to Sub-Sub-sublandlord at least two (2) Business Days prior to the respective due dates under the Sub-Sublease for the corresponding payments of such Escalation Rent. Escalation Rent shall be prorated, if necessary, to correspond with that portion of a Tax Year (as defined in the Lease) or an Operating Expense Year (as defined in the Lease) occurring during the Term. Promptly following its receipt of any Estimated Tax Statement pursuant to Section 4.02.B(ii) of the Lease, Estimated BID Statement pursuant to Section 4.02.D(ii) of the Lease and/or Estimated Operating Expense Statement pursuant to Section 4.03.B(ii) of the Lease or of any Tax Statement pursuant to Section 4.02.B(iii) of the Lease, BID Statement pursuant to Section 4.02.D(iii) of the Lease and/or Operating Expense Statement pursuant to Section 4.03.B(iii) of the Lease, Sub-Sub-sublandlord shall calculate the Escalation

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Rent payable by Sub-Sub-subtenant in accordance with the terms of this Sub-Sub-sublease. After making the aforesaid calculations, Sub-Sub-sublandlord shall send a statement (“Sub-Sub-sublandlord’s Statement”) to Sub-Sub-subtenant, along with a copy of such Estimated Tax Statement, Estimated BID Statement, Estimated Operating Expense Statement, Tax Statement, BID Statement and/or Operating Expense Statement and any other supporting documentation received from Landlord, Sublandlord, and/or Sub-sublandlord, which statement shall set forth the Escalation Rent payable by Sub-Sub-subtenant and the manner in which it was derived. In the event that Sub-Sub-sublandlord receives a refund from Sub-Sublandlord in connection with any Escalation Rent payment, Sub-Sub-sublandlord shall promptly refund to Sub-Sub-subtenant Sub-Sub-subtenant’s Proportionate Tax Share or Sub-Sub-subtenant’s Proportionate Operating Expense Share (each such term as hereinafter defined), as applicable, of such amount refunded, after first deducting a proportionate amount of Sub-Sub-sublandlord’s reasonable out-of-pocket costs, if any, in obtaining such rent abatement or refund calculated based on the percentage of the total amount of the refund which is payable to Sub-Sub-subtenant. Sub-Sub-sublandlord agrees that in the event that Sub-Sub-sublandlord makes any objection under Article 3 of the Sublease, such objection shall not be resolved in a manner that adversely affects Sub-Sub-subtenant.

3.4    Defined Terms Relating to Escalation Rent. For purposes of this Sub-Sub-sublease, the following terms shall have the following meanings:

(a)    “Base BID Payment” shall mean Tenant’s BID Payment (as defined in the Lease) payable by Sublandlord under the Lease in respect of the Base Year;

(b)    “Base Operating Expense Payment” shall mean Tenant’s Operating Expense Payments (as defined in the Lease) payable by Sublandlord in respect of calendar year 2016;

(c)    “Base Tax Payment” shall mean Tenant’s Tax Payment (as defined in the Lease) payable by Sublandlord under the Lease in respect of the Base Year;

(d)    “Base Year” shall mean the Tax Year commencing on July 1, 2016 and expiring on June 30, 2017;

(e)    “BID Escalation Payment” shall mean Sub-Sub-subtenant’s Proportionate Tax Share of each Tenant’s BID Payment payable by Sublandlord under the Lease to the extent such amount exceeds Sub-Sub-subtenant’s Proportionate Tax Share of the Base BID Payment;

(f)    “Operating Expense Escalation Payment” shall mean Sub-Sub-subtenant’s Proportionate Operating Expense Share of each Tenant’s Operating Expense Payment payable by Sublandlord under the Lease to the extent such amount exceeds Sub-Sub-subtenant’s Proportionate Operating Expense Share of the Base Operating Expense Payment (provided, however, in no event shall Sub-Sub-subtenant be obligated to make any Operating Expense Escalation Payment to the extent of any increase in any Tenant’s Operating Expense Payment as a result of the negligence or willful misconduct of Sub-Sub-sublandlord or any of its agents, affiliates, contractors or employees);

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(g)    “Sub-Sub-subtenant’s Proportionate Tax Share” shall mean a fraction, the numerator of which is the rentable square feet of the Sub-Sub-sublease Premises and the denominator of which is the rentable square feet of the Lease Premises used in calculating the Tenant’s Proportionate Tax Share under the Lease, in each case on the date of determination (it being agreed that as of the date hereof, Sub-Sub-subtenant’s Proportionate Tax Share is 16.318%);

(h)    “Sub-Sub-subtenant’s Proportionate Operating Expense Share” shall mean a fraction, the numerator of which is the rentable square feet of the Sub-Sub-sublease Premises and the denominator of which is the rentable square feet of the Lease Premises used in calculating the Tenant’s Proportionate Operating Expense Share under the Lease, in each case on the date of determination (it being agreed that as of the date hereof, Sub-Sub-subtenant’s Proportionate Operating Expense Share is 16.318%); and

(i)    “Tax Escalation Payment” shall mean Subtenant’s Proportionate Tax Share of each Tenant’s Tax Payment payable by Sublandlord under the Lease to the extent such amount exceeds Sub-Sub-subtenant’s Proportionate Tax Share of the Base Tax Payment.

3.5    Electricity Charges. From and after the Commencement Date, Sub-Sub-subtenant shall pay, as Additional Rent, one hundred percent (100%) of all of the amounts (including, without limitation, any administrative charges or other markups as provided by the terms of the Lease) which Sub-Sub-sublandlord is required to pay for electricity for the Sub-Sub-sublease Premises pursuant to the Sub-Sublease, including all taxes and surcharges, as such amount may be increased or decreased from time to time pursuant to the Sublease.

3.6    Interest on Late Payments. If Sub-Sub-subtenant shall fail to pay when due any installment of Base Rent, Additional Rent or other costs, charges and sums payable by Sub-Sub-subtenant hereunder (such Additional Rent or other costs, charges and sums, together with Base Rent and Escalation Rent, hereinafter collectively referred to as the “Rental”) Sub-Sub-subtenant shall pay to Sub-Sub-sublandlord, as Additional Rent, interest on such payments in accordance with the provisions of Section 3.03 of the Lease, as incorporated hereby (including the grace periods set forth in that Section, as the same may be shortened hereby).

3.7    Address for Payment. All Base Rent, Additional Rent and other Rental shall constitute rent under this Sub-sublease, and shall be payable to Sub-Sub-sublandlord at its address as set forth in Article 9 hereof, unless Sub-Sub-sublandlord shall otherwise so direct in writing.

3.8    No Set Off. Sub-Sub-subtenant shall promptly pay the Rental as and when the same shall become due and payable without set off, offset or deduction of any kind whatsoever, except as expressly set forth or incorporated herein, and, in the event of Sub-Sub-subtenant’s failure to pay the same when due (subject to any notice, cure and/or grace periods provided herein or in the Lease (as incorporated herein by reference)), Sub-Sub-sublandlord shall have all of the rights and remedies provided for herein in the case of non-payment of rent.

3.9    No Waiver. Sub-Sub-sublandlord’s failure during the Term to prepare and deliver any statements or bills required to be delivered to Sub-Sub-subtenant hereunder, or Sub-Sub-sublandlord’s failure to make a demand under this Sub-Sub-sublease shall not in any way be deemed to be a waiver of, or cause Sub-Sub-sublandlord to forfeit or surrender its rights to collect

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any Rental which may have become due pursuant to this Sub-Sub-sublease during the Term. Sub-Sub-subtenant’s liability for Rental due under this Sub-Sub-sublease accruing during the Term shall survive the expiration or earlier termination of this Sub-Sub-sublease. No payment by Sub-Sub-subtenant or receipt by Sub-Sub-sublandlord of any lesser amount than the amount stipulated to be paid hereunder shall be deemed other than on account of the earliest stipulated rent or Additional Rent; nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction, and Sub-Sub-sublandlord may accept any check or payment without prejudice to Sub-Sub-sublandlord’s right to recover the balance due or to pursue any other remedy available to Sub-sublandlord.

3.10    Rent Disputes. Sub-Sub-sublandlord shall promptly furnish to Sub-Sub-subtenant a copy of each notice or statement from Landlord, Sublandlord or Sub-Sublandlord affecting the Sub-Sub-sublease Premises, including, without limitation, Tax Statements, BID Statements and Operating Expense Statements. If Sub-Sub-sublandlord disputes the correctness of any such notice or statement (or if Sub-Sub-subtenant disputes the correctness and requests that Sub-Sub-sublandlord dispute the notice or statement in accordance with the provisions of this Sub-Sub-sublease) and if such dispute is resolved in Sub-Sub-sublandlord’s favor, or if Sub-Sub-sublandlord shall receive any refund of Additional Rent without a dispute, Sub-Sub-sublandlord shall promptly pay to Sub-Sub-subtenant any refund received by Sub-Sub-sublandlord in respect (but only to the extent) of any related payments of Additional Rent made by Sub-Sub-subtenant less any amounts theretofore received by Sub-Sub-subtenant directly from Sub-Sublandlord, Sublandlord or Landlord and relating to such refund (after deducting from the amount of any such refund a proportionate amount of all expenses, including court costs and reasonable attorneys’ fees, incurred by Sub-Sub-sublandlord in resolving such dispute, calculated based on the percentage of the total amount of such refund which is payable to Sub-Sub-subtenant), provided that, pending the final determination of any such dispute (by agreement or otherwise), Sub-Sub-subtenant shall pay the full amount of Base Rent and Additional Rent in accordance with this Sub-Sub-sublease and the applicable statement or notice of Sub-Sublandlord. If Sub-Sub-subtenant requests that Sub-Sub-sublandlord dispute the correctness of any such notice or statement, but Sub-Sub-sublandlord does not agree with such dispute, then Sub-Sub-sublandlord shall do so at Sub-Sub-subtenant’s sole cost and expense. Sub-Sub-subtenant shall protect, defend, indemnify and hold harmless Sub-Sub-sublandlord from and against any and all losses, damages, penalties, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, which may be sustained or incurred by Sub-Sub-sublandlord by reason of Sub-Sub-sublandlord objecting to or disputing any Tax Statement, BID Statement and/or Operating Expense Statement on Sub-Sub-subtenant’s behalf and at Sub-Sub-subtenant’s request.

4.    Use. Sub-Sub-subtenant shall use and occupy the Sub-Sub-sublease Premises for administrative, general and executive offices, and for such incidental and ancillary uses which are usual and customary in Comparable Buildings, and for no other purpose and otherwise in accordance with the terms and conditions of the Sub-Sublease, Sublease and Lease and all applicable laws, including, without limitation, the restrictions set forth in Section 5.02 of the Lease.

5.    Covenants with Respect to the Lease, the Sublease and the Sub-Sublease.

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5.1    Sub-Sub-subtenant Covenants. Sub-Sub-subtenant does hereby expressly assume and agree to perform and comply with, with regard to the Sub-Sub-sublease Premises, each and every obligation of Sub-Sub-sublandlord under the Sub-Sublease that is not contradicted or superseded by a term of this Sub-Sub-sublease, and Sub-Sub-subtenant shall not do, or permit to be done, anything that would result in an increase in any of the rents, additional rents, or any other sums or charges payable by Sub-Sub-sublandlord under the Sub-Sublease or any other obligation or liability of Sub-Sub-sublandlord under the Sub-Sublease (except to the extent Sub-Sub-subtenant agrees to pay such costs) or anything that would constitute a default under the Lease, Sublease or Sub-Sublease, or omit to do anything that Sub-Sub-subtenant is obligated to do under the terms of this Sub-Sub-sublease, the Sub-sublease, the Sublease or the Lease so as to cause there to be a default under the Sub-sublease, Sublease or Lease or cause the Sub-sublease, Sublease or Lease to be terminated it being agreed, however, that Sub-Sub-subtenant shall have no obligation to comply with any provision of the Lease, Sublease or the Sub-Sublease that shall have been redacted and/or not provided to Sub-Sub-subtenant or not incorporated into this Sub-Sub-sublease.

5.2    Sub-Sub-sublandlord Covenants. Sub-Sub-sublandlord agrees to maintain the Sub-Sublease during the entire term of this Sub-Sub-sublease, subject, however, to any earlier termination of the Sub-sublease without the fault of the Sub-Sub-sublandlord. Sub-Sub-sublandlord shall timely pay to Sub-Sublandlord all Rent and other sums which are due under the Sub-Sublease and Sub-Sub-sublandlord shall not do, or permit to be done, anything that would result in an increase in any of the rents, additional rents, or any other sums or charges payable by Sub-Sub-subtenant under this Sub-Sub-sublease or any other obligation or liability of Sub-Sub-subtenant under this Sub-Sub-sublease or anything that would constitute a default under the Sub-sublease or omit to do anything that Sub-Sub-sublandlord is obligated to do under the terms of this Sub-Sub-sublease, the Sub-Sublease, the Sublease or the Lease so as to cause there to be a default under the Sub-Sublease, the Sublease or the Lease or cause the Sub-sublease, Sublease or the Lease to be terminated. Sub-Sub-sublandlord shall not voluntarily surrender the Sub-Sublease, or voluntarily cause the termination of the Sub-Sublease, unless Sub-Sublandlord agrees to enter into a direct sublease of the Sub-Sub-sublease Premises with Sub-Sub-subtenant under the same terms and conditions as this Sub-Sub-sublease, except in the event such voluntary surrender or termination is the result of a casualty or condemnation, in which case the provisions regarding Landlord’s, Sublandlord’s, Sub-sublandlord’s Sub-Sub-sublandlord’s and Sub-Sub-subtenant’s respective rights regarding casualty and condemnation shall be governed by the provisions of Article 17 and 18 of the Lease, as incorporated herein by reference. Sub-Sub-sublandlord shall protect, defend, indemnify and hold harmless Sub-Sub-subtenant from and against any and all losses, damages, penalties, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, which may be sustained or incurred by Sub-Sub-subtenant by reason of Sub-Sub-sublandlord’s default under the Sub-Sublease, except to the extent caused or resulting from any act, omission, negligence or willful misconduct of Sub-Sub-subtenant or any other occupant of the Sub-Sub-sublease Premises.

5.3    Time Limits. The time limits set forth in the Sub-Sublease for the giving of notices, making demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are changed for the purpose of this Sub-Sub-sublease by shortening the same in each instance so that notices shall be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised by Sub-Sub-subtenant as the case may be within two (2) Business Days prior to the expiration of the time limit, after taking

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into account the maximum notice, cure and/or grace period, if any, relating thereto contained in the Sub-Sublease with respect to such matter; provided, however, the provisions of this Section 5.3 shall not apply with respect to any specific dates set forth herein (e.g., Sub-Sub-subtenant’s obligation to pay Base Rent on the first (1st) day of each calendar month). Each party shall, as soon as reasonably practicable, deliver to the other party copies of all notices, requests or demands which relate to the Sub-Sub-sublease Premises or the use or occupancy thereof after receipt of same from Sub-sublandlord, Sublandlord or Landlord or any of their respective affiliates or the Building manager (it being agreed that Sub-Sub-subtenant shall not be required to pay any sum of money (other than Base Rent) to Sub-Sub-sublandlord hereunder unless and until Sub-Sub-subtenant shall have received written notice that such sum is due).

5.4    Sub-Sub-sublandlord Representations. Sub-Sub-sublandlord represents to Sub-Sub-subtenant that the Sub-Sublease is in full force and effect and that to the best of Sub-Sub-sublandlord’s knowledge, no default exists on the part of any party to the Sub-Sublease. Sub-Sub-sublandlord acknowledges that the Sub-Sublease attached hereto as Exhibit C is a true and correct redacted copy of the Sub-Sublease and that except as set forth on Exhibit C, the Sub-Sublease has not been amended or modified. To Sub-Sub-sublandlord’s actual knowledge, the copies of the redacted Lease and redacted Sublease attached hereto as Exhibits A and B (i) are true and correct redacted copies of such documents, (ii) have not been amended or modified, and (iii) are in full force and effect. Sub-Sub-sublandlord is not aware of any circumstances which, with the passage of time or notice or both, will give rise to a default by Sub-Sub-sublandlord or Sub-sublandlord under the Sub-sublease.

6.    Subordination to and Incorporation of the Sub-sublease, Sublease. Lease, Condominium Documents and Ground Lease.

6.1    Subordination. Sub-Sub-subtenant hereby acknowledges that it has read and is familiar with the provisions of the Lease, the Sublease and the Sub-sublease and agrees that this Sub-Sub-sublease is in all respects subject and subordinate to the terms and conditions of the Lease, Sublease and the Sub-sublease and to all matters to which the Lease, Sublease and the Sub-sublease is or shall be subject and subordinate, including, without limitation, the Superior Instruments (as defined in the Sublease). In addition, this Sub-Sub-sublease shall also be subject to any amendments, modifications or supplements to the Lease, Sublease and the Sub-Sublease hereafter made, provided that Sub-Sub-sublandlord shall not enter into any amendment, modification or supplement that would adversely affect Sub-Sub-subtenant or the Sub-Sub-sublease Premises. Sub-Sub-subtenant shall not in any event have any rights in respect of the Sub-Sub-sublease Premises greater than Sub-Sub-sublandlord’s rights to such space under the Sub-sublease. Sub-Sub-subtenant shall protect, defend, indemnify and hold harmless Sub-Sub-sublandlord from and against any and all losses, damages, penalties, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, which may be sustained or incurred by Sub-Sub-sublandlord by reason of Sub-Sub-subtenant’s failure to keep, observe or perform any of the terms, provisions, covenants, conditions and obligations set forth or incorporated in this Sub-Sub-sublease, or otherwise arising out of or with respect to Sub-Sub-subtenant’s use and occupancy of the Sub-Sub-sublease Premises from and after the Commencement Date, except to the extent resulting from the negligence or willful misconduct of Sub-Sub-sublandlord or its agents, affiliates, employees, contractors or other sub-subtenants or occupants of the Sub-Sublease Premises. The provisions of this Section 6.1 shall survive the expiration or earlier termination of the Lease, the Sublease, the Sub-sublease and/or this Sub-Sub-sublease.

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6.2    Termination of Lease, Sublease or Sub-sublease. In the event of a permitted termination, reentry or dispossess by Sub-sublandlord under the Sub-sublease, Sublandlord under the Sublease or Landlord under the Lease, Sub-sublandlord, Sublandlord or Landlord may, at its option, either terminate the Sub-Sub-sublease or take over all of the right, title and interest of Sub-Sub-sublandlord under this Sub-Sub-sublease, and Sub-Sub-subtenant shall, at Sub-sublandlord, Sublandlord’s or Landlord’s option, attorn to Sub-sublandlord, Sublandlord or Landlord, as applicable, pursuant to the provisions of this Sub-Sub-sublease, except that Sub-Sublandlord, Sublandlord or Landlord, as applicable, shall not (a) be liable for any previous act, omission or negligence of Sub-Sub-sublandlord, (b) be subject to any counterclaim, defense or offset, (c) be bound by any modification or amendment of the Sub-Sub-sublease or by any prepayment of more than one month’s rent and additional rent which shall be payable as provided in such Sub-Sub-sublease, unless such modification or prepayment shall have been approved in writing by Sub-sublandlord, Sublandlord or Landlord, as applicable, or (d) be obligated to perform any repairs or other work in the Sub-Sub-sublease Premises beyond Sub-Sublandlord, Sublandlord’s or Landlord’s, as applicable, obligations under the Sub-Sublease, Sublease or Lease, as applicable. Sub-Sub-subtenant shall, promptly upon Sub-Sublandlord’s, Sublandlord’s or Landlord’s request, as applicable, execute and deliver all instruments reasonably required to confirm such attornment. Sub-Sub-subtenant hereby waives all rights under any present or future law to elect, by reason of the termination of the Lease, Sublease or the Sub-Sublease, to terminate this Sub-Sub-sublease or surrender possession of the Sub-Sub-sublease Premises.

Subject to the foregoing, and to any restrictions set forth in this Sub-Sub-sublease, if for any reason whatsoever the term of the Sub-sublease, Sublease or the Lease shall terminate prior to the expiration date of this Sub-Sub-sublease, this Sub-Sub-sublease shall thereupon be terminated and Sub-Sub-sublandlord shall not be liable to Sub-Sub-subtenant by reason thereof. Upon such termination, the obligations of Sub-Sub-sublandlord and Sub-Sub-subtenant (other than the obligation of Sub-Sub-subtenant for the payment of any monies then owing to Sub-Sub-sublandlord and such other obligations that are expressly made to be effective upon the termination of this Sub-Sub-sublease as are set forth in the Sub-Sublease and incorporated herein by reference and/or as are set forth in this Sub-Sub-sublease) shall cease, except that the parties shall remain liable for any obligations incurred prior to any such termination date for any matter occurring prior to such date.

6.3    Incorporation of Lease. Sublease and Sub-Sublease.

(a)    Except as otherwise expressly provided in or otherwise inconsistent with this Sub-Sub-sublease, the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements contained in the Sub-sublease (including, without limitation, the provisions of the Lease and the Sublease that are incorporated by reference into the Sub-sublease) are incorporated into this Sub-Sub-sublease by reference, and are made a part hereof as if herein set forth at length, Sub-Sub-sublease being substituted for “Sub-Sublease” under the Sub-sublease, Sub-Sub-sublandlord being substituted for “Sub-sublandlord” under the Sub-sublease, Sub-Sub-subtenant being substituted for “Sub-subtenant” under the Sub-sublease, Sub-Sub-sublease Premises being substituted for “Sub-sublease Premises” under the Sub-Sublease, Sub-Sublandlord being substituted for “Sublandlord” under the Sub-Sublease, and Sub-Sublease being substituted for “Sublease” under the Sub-sublease.

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(b)    Notwithstanding the provisions of Section 6.3(a) above, the following sections of the Sub-sublease are expressly excluded from incorporation herein except to the extent necessary for determination of an applicable time period or otherwise to clarify the meaning of any terms of this Sub-Sub-sublease; provided, however, that notwithstanding the exclusion of the same from incorporation into this Sub-Sub-sublease, Sub-Sub-subtenant acknowledges that this Sub-Sub-sublease remains subject to all of the terms of the Sub-sublease and to the rights of Sub-sublandlord and Sub-Sub-sublandlord thereunder and Sub-Sub-subtenant agrees to perform all covenants of the sub-subtenant thereunder as the same relate to the Sub-Sub-sublease Premises and Sub-Sub-subtenant’s use and occupancy thereof, including, without limitation, under the following excluded sections thereof: Article 1; Article 2; Article 3; Article 4; Article 5; Article 6, Article 7, Article 8; Article 9, Article 10, Article 11, Article 12, Article 13; Article 14; Article 15; Article 16; Article 17; Article 18; Exhibit A; Exhibit B; Exhibit D; Exhibit E; Exhibit F; Exhibit G; Schedule I and Schedule II.

(c)    Section 6.05A of the Lease is modified such that Sub-Sub-subtenant shall have the right to utilize up to 7.5 tons of chilled water capacity provided by Landlord for the Sub-Sub-sublease Premises. In the event Sub-Sub-subtenant elects to utilize any of such chilled water tonnage, Sub-Sub-subtenant shall, at its sole cost and expense, install and maintain a chilled water meter, model PEMCO 1232, to measure the usage of supplemental chilled water usage. Sub-Sub-subtenant shall pay an amount equal to the lesser of (x) all costs of such chilled water as shown on such meters based on Landlord’s actual cost of providing the chilled water without administrative markup or premium, inclusive of Sub-Sub-subtenant’s share of Landlord’s actual labor costs in connection therewith if such chilled water is consumed after -hours or (y) the charges therefor set forth in the Lease. Sub-Sub-subtenant shall pay such costs within thirty (30) days after request for payment therefor. Notwithstanding the provisions of Section 6.3(a) above, the following Sections of the Sublease as incorporated into the Sub-Sublease and as further incorporated herein shall be modified such that all references to “Landlord” shall refer to the Landlord under the Lease and not to Sublandlord, Sub-Sublandlord or Sub-Sub-sublandlord: the first, second, third, fourth, fifth and seventh sentences of Section 7.1; Section 7.2; the first sentence of Section 7.3; the first time such word appears in the second paragraph of Section 7.3; Section 17.4; Section 17.6(g); Section 17.9; and Section 18.

(d)    Notwithstanding the provisions of Section 6.3(a) above, the following Sections of the Sublease as incorporated into the Sub-sublease and as further incorporated herein shall be modified such that all references to “Lease” shall refer to the Lease and not to the Sublease or the Sub-Sublease: the second time such word appears in Section 7.1; the second, third, fourth, seventh and sentences of Section 7.1; Section 7.2; the first, second, fifth sentence of Section 7.3; Section 17.4; Section 17.5; Section 17.6(a ); Section 17.6(b); Section 17.6(g); Section 17.9; Section 18; and Article 19.

(e)    Notwithstanding the provisions of Section 6.3(a) above, the following Sections of the Sublease as incorporated into the Sub-sublease and as further incorporated herein shall be modified such that all references to “Landlord” shall refer to Sub-Sublandlord, Sublandlord and Landlord: the first, fifth and tenth sentences of Section 7.1; the fifth sentence of Section 7.3; the last time such word appears in Section 7.3; Section 16.2; Section 17.1; Section 17.2; Section 17.3; Section 17.5; Section 17.6 ( b); Section 17.7; and Section 17.8.

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(f)    Notwithstanding the provisions of Section 6.3(a) above, the following Sections of the Sublease as incorporated into the Sub-sublease and as further incorporated herein shall be modified such that all references to “Lease” shall refer to the Sub-Sublease, the Sublease and the Lease: the first time such word appears in Section 7.1; the second, eighth, ninth and tenth sentences of Section 7.1; Article 9; Article 10; Section 16.2; Section 17.1; and Section 17.2.

(g)    Notwithstanding the provisions of Section 6.3(a) above, the following Sections of the Sublease as incorporated into the Sub-sublease and as further incorporated herein shall be modified such that all references to “Sublandlord” shall refer to Sublandlord, Sub-sublandlord and Sub-Sub-sublandlord: the second sentence of Section 7.3; and Article 9.

(h)    Subject to the terms of the Lease, the Sublease, the Sub-Sublease and the Sub-Sub-sublease, Sub-Sub-sublandlord hereby grants Sub-Sub-subtenant a non -exclusive license to access a portion of the conduit space allocated to Sub-Sub-sublandlord under the Sub-sublease (collectively, the “Conduit Space”) to run Sub-Sub-subtenant’s telecommunications lines, wiring, cabling and associated equipment (collectively, the “Wiring and Cabling”) in accordance with the following terms and conditions (it being agreed that the Conduit Space shall be in a location reasonably designated by Sub-Sub-sublandlord and reasonably acceptable to Sub-Sub-subtenant):

(i)

Sub-Sub-subtenant shall obtain and pay for telecommunications services to be supplied to the Sub-Sub-sublease Premises by direct application to and arrangement with any telecommunications service provider approved by Landlord;

(ii)	The license granted pursuant to this Section 6.3(h) shall terminate upon the expiration or sooner termination of the Term;

(iii)

Sub-Sub-subtenant, at Sub-Sub-subtenant’s sole cost and expense, shall be responsible for the installation of all Wiring and Cabling (including all telecommunications lines, connections and other systems or equipment) necessary in order to provide telecommunications services to the Sub-Sub-sublease Premises, and the costs of such service shall be paid by Sub-Sub-subtenant directly to the telecommunications service provider. The manner of installation and use of the Wiring and Cabling shall not adversely affect (A) the occupancy of other tenants or occupants of the Building, (B) Landlord’s use or operations of the Building, the common areas or premises leased to, available for lease to, other tenants or occupants of the Building or (C) the proper functioning of the Base Systems;

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(iv)

Landlord, Sublandlord, Sub-sublandlord and Sub-Sub-sublandlord assume no responsibility either for or in connection with the installation, maintenance, or operation of the Wiring and Cabling or for the safeguarding thereof, nor shall Landlord, Sublandlord Sub-sublandlord or Sub-Sub-sublandlord be under any other obligation or liability of any kind whatsoever in connection with this Section 6.3(h) either financially or otherwise;

(v)

Sub-Sub-subtenant shall comply with all applicable legal requirements and insurance requirements with respect to the Conduit Space and the Wiring and Cabling. Sub-Sub-subtenant shall obtain and maintain, at Sub-Sub-subtenant’s sole cost and expense, all licenses and permits required for the installation, maintenance, replacement and operation of any Wiring and Cabling. Within thirty (30) days after request by Landlord, Sublandlord Sub-sublandlord or Sub-Sub-sublandlord, Sub-Sub-subtenant shall deliver to Landlord, Sublandlord, Sub-sublandlord or Sub-Sub-sublandlord copies of any filings or statements which Sub-Sub-subtenant may be required to make, from time to time, with any governmental authority with respect to the use of the Conduit Space and any Wiring and Cabling within such Conduit Space;

(vi)

The installation of any Wiring and Cabling within the Conduit Space shall be performed by Sub-Sub-subtenant upon and subject to the terms and conditions of the Lease, the Sublease, the Sub-Sublease, and this Sub-Sub-sublease. The method of installation, appearance, safety and operation of the Wiring and Cabling shall be subject to Landlord’s, Sublandlord’s Sub-sublandlord’s and Sub-Sub-sublandlord’s reasonable approval, which approval shall be granted or denied upon and subject to the applicable terms of the Lease, the Sublease, the Sub -sublease or this Sub-Sub-sublease. Sub-Sub-subtenant shall not alter or move any of the Wiring or Cabling or Sub-Sub-sublandlord’s wiring or cabling without Landlord’s, Sublandlord’s Sub-sublandlord’s and Sub-Sub-sublandlord’s prior approval upon and subject to the terms and conditions of the Lease, the Sublease, the Sub-sublease and this Sub-Sub-sublease;

(vii)	Sub-Sub-subtenant shall not be charged any additional rental amount by Sub-Sub-sublandlord in connection with the

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operation of the Wiring and Cabling or the use of the Conduit Space. Notwithstanding the foregoing, Sub-Sub-subtenant shall be responsible for, and shall pay to Sub-Sub-sublandlord within thirty (30) days after demand therefor, as Additional Rent, all reasonable incremental out-of-pocket costs actually incurred by Sub-Sub-landlord in connection with the use of the Conduit Space by Sub-Sub-subtenant, including, without limitation, any fees payable to Landlord, Sublandlord or Sub-sublandlord in connection therewith. Sub-Sub-subtenant shall protect, defend, indemnify and hold harmless Sub-Sub-sublandlord from and against any and all losses, damages, penalties, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that may be sustained or incurred by Sub-Sub-sublandlord in connection with the Conduit Space;

(viii)

In the event of damage to Sub-Sub-sublandlord’s existing copper or fiber feeds, if any, resulting from Sub-Sub-subtenant’s use of the Conduit Space, Sub-Sub-subtenant will pay to Sub-Sub-sublandlord all costs and expenses and costs incurred by Sub-Sub-sublandlord to repair such feeds and restore service (it being agreed that Sub-Sub-sublandlord shall be entitled to select the vendor or vendors to perform such repairs), including, without limitation, any costs associated with overtime or union work that may be required to restore lost services, which expenses and costs shall be paid by Sub-Sub-subtenant to Sub-sublandlord within thirty (30) days after receipt by Sub-Sub-Subtenant of an invoice therefor, as Additional Rent; and

(ix)

Sub-Sub-subtenant shall deliver evidence reasonably acceptable to Sub-Sub-sublandlord that the Conduit Space and the use thereof by Sub-Sub-subtenant is covered by the insurance required to be maintained by Sub-Sub-subtenant hereunder with respect to the Sub-Sub-sublease Premises.

6.4    Sub-Sub-sublease Controls. To the extent any terms or conditions of this Sub-Sub-sublease conflict with any terms or conditions of the Sub-Sublease, as between Sub-Sub-sublandlord and Sub-Sub-subtenant (but not as to Landlord, Sublandlord or Sub-Sublandlord), this Sub-Sub-sublease shall control and be prevailing.

6.5    Sub-Sublandlord, Sublandlord and Landlord Representations. Notwithstanding anything herein to the contrary, any and all representations and warranties of Sub-Sublandlord set forth in the Sub-sublease, Sublandlord set forth in the Sublease or Landlord under the Lease shall be deemed to be representations and/or warranties of Sub-sublandlord, Sublandlord or Landlord, as applicable, and shall not be deemed to be representations and/or warranties of Sub-Sub-sublandlord and Sub-Sub-sublandlord shall have no liability with respect thereto.

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6.6    Sub-Sub-subtenant Submissions. All provisions of the Sub-Sublease that are incorporated herein that require Sub-Sub-sublandlord, as sub-tenant, to submit, exhibit, supply or provide to Sub-Sublandlord, as sub-sublessor, evidence, certificates, or any other matter or thing shall be deemed to require Sub-Sub-subtenant to submit, exhibit, supply or provide the same to both Sub-sublandlord and Sub-Sub-sublandlord.

7.    Electricity. Electricity is currently furnished to the Sub-Sub-sublease Premises by Landlord subject to and in accordance with Article 7 of the Lease, and such electricity is metered pursuant to one or more submeters located in, and exclusively measuring the consumption of electricity in, the Sub-Sub-sublease Premises. Sub-Sub-subtenant shall pay for electricity in accordance with Article 7 of the Lease as incorporated hereby. Sub-Sub-sublandlord will not remove any such submeters except to the extent required by Landlord or by Legal Requirements. Sub-Sub-subtenant shall pay such utility charges to Sub-Sub-sublandlord when and as the underlying obligations with respect thereto are payable by Sub-Sub-sublandlord under the Lease, Sublease and Sub-Sublease (or, if paid in the first instance by Sub-Sub-sublandlord and billed to Sub-Sub-subtenant, then reimbursed to Sub-Sub-sublandlord within thirty (30) days thereafter). Sub-Sub-sublandlord shall not redistribute electricity from the 45th floor of the Building to any other portion of the Building so that there will be less than 6 watts of actual demand load per gross square foot of the Sub-Sub-sublease Premises (exclusive of the electric required to operate the Base Systems (as defined in the Lease)). Sub-Sub-subtenant shall not utilize more than 6 watts of actual demand load per gross square foot of the Sub-Sub-sublease Premises (exclusive of electric required to operate the Base Systems), and shall have no right to increase its usage beyond such amount under Section 7.01(A) of the Lease or otherwise.

8.    Consents. Whenever the consent or approval of Landlord, Sublandlord, Sub-Sublandlord or any Superior Party is required pursuant to the terms of the Lease, Sublease, or Sub-sublease, if Landlord, Sublandlord, Sub-sublandlord or such Superior Party shall withhold its consent or approval for any reason whatsoever, Sub-Sub-sublandlord shall not be deemed to be acting unreasonably if it shall also withhold its consent or approval. If Landlord, Sublandlord or Sub-Sublandlord shall withhold its consent or approval in connection with this Sub-Sub-sublease or the Sub-Sub-sublease Premises in any instance where, under the Lease, Sublease or the Sub-Sublease, the consent or approval of Landlord, Sublandlord or Sub-sublandlord may not be unreasonably withheld, and if Sub-Sub-subtenant shall reasonably contend that Landlord, Sublandlord or Sub-sublandlord has unreasonably withheld such consent, Sub-Sub-sublandlord, upon the request and at the sole cost and expense of Sub-Sub-subtenant, shall within fifteen (15) days elect to either (i) timely institute and diligently prosecute any action or proceeding which Sub-Sub-subtenant and Sub-Sub-sublandlord, in their reasonable judgment, deem meritorious, in order to dispute such action by Landlord, Sublandlord or Sub-sublandlord, or (ii) permit Sub-Sub-subtenant, to the extent allowable under the Lease, Sublease and the Sub -sublease, to institute and prosecute such action or proceeding in the name of Sub-Sub-sublandlord, provided that Sub-Sub-subtenant shall keep Sub-Sub-sublandlord informed of its actions and shall not take any action which might give rise to a default under the Lease, Sublease or the Sub-sublease. In the event Sub-Sub-sublandlord does not timely elect either options (i) or (ii) as set forth in the previous sentence, Sub-Sub-subtenant may notify Sub-Sub-sublandlord of such failure, and if Sub-Sub-sublandlord

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does not notify Sub-Sub-subtenant of its election within five (5) Business Days following receipt of such notice, Sub-Sub-sublandlord shall be deemed to have elected option (ii) above. Sub-Sub-subtenant shall indemnify Sub-Sub-sublandlord and hold it harmless from and against all losses, damages, claims, liabilities, fines, penalties, suits, demands, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, of any nature, arising from or in connection with any action or proceeding instituted under this Article 8 and for any costs and expenses incurred by Sub-Sub-sublandlord, Sub-Sublandlord, Sublandlord or Landlord in connection with the determination of whether to grant any consent requested hereunder.

9.    Notices. Any notice, statement, demand, consent, approval, advice or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Sub-sublease or pursuant to any applicable law or requirement of public authority (collectively, “Notices”) shall be in writing and shall be deemed to have been properly given, rendered or made only if sent by (i) personal delivery, receipted by the party to whom addressed or (ii) via Federal Express overnight mail or other nationally-recognized overnight courier service, addressed to the addresses set forth below. All such Notices shall be deemed to have been given, rendered or made when delivered and receipted (or refused) by the party to whom addressed, in the case of personal delivery or on the next Business Day after the day mailed via Federal Express or other nationally-recognized overnight courier service. Either party may, by notice as aforesaid actually received, designate a different address or addresses for communications intended for it. Notices hereunder from Sub-Sub-sublandlord may be given by Sub-Sub-sublandlord’s attorney. Notices hereunder from Sub-Sub-subtenant may be given by Sub-Sub-subtenant’s attorney.

Sub-Sub-sublandlord’s address:

ideeli, Inc.

c/o MBG Consulting Inc.

980 N. Michigan Avenue

Suite 1000

Chicago, Illinois 60611-4521

Attention:

With a copy to:

Groupon Inc.

600 W. Chicago Ave.

Suite 400

Chicago, Illinois 60654

Attention Legal Department

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Sub-Sub-subtenant’s address prior to the date on which Sub-Sub-subtenant first occupies the Sub-Sub-sublease Premises for the normal conduct of its business:

Datadog, Inc.

286 Fifth Avenue

12th Floor

New York, New York 10001

Attention:

Sub-Sub-subtenant’s address from and after the date on which Sub-Sub-subtenant first occupies the Sub-Sub-sublease Premises for the normal conduct of its business:

Datadog, Inc.

620 Eighth Ave.

45th Floor

New York, New York 10018

Attention:

10.    Broker. Each party hereto covenants, warrants and represents to the other party that it has had no dealings, conversations or negotiations with any broker concerning the execution and delivery of this Sub-sublease other than CBRE and Winslow & Company LLC (collectively, the “Brokers”). Each party hereto agrees to defend, indemnify and hold harmless the other party against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and disbursements, arising out of the breach of its respective representations and warranties contained in this Article 10. Sub-Sub-sublandlord shall pay the fees of the Brokers pursuant to a separate agreement. The provisions of this Article 10 shall survive the expiration or earlier termination of this Sub-Sub-sublease.

11.    Condition of the Sub-Sub-sublease Premises

11.1    Condition of the Sub-Sub-sublease Premises. Sub-Sub-subtenant represents that it has made or caused to be made a thorough examination of the Sub-Sub-sublease Premises and is familiar with the condition thereof. Sub-Sub-subtenant agrees, except as otherwise set forth in this Sub-Sub-sublease, to accept the Sub-Sub-sublease Premises in its “as is” condition on the date hereof, reasonable wear and tear between the date hereof and the Commencement Date excepted, and Sub-Sub-subtenant’s taking possession of the Sub-Sub-sublease Premises shall be conclusive evidence that the same are in satisfactory condition. Except as otherwise set forth herein, Sub-Sub-sublandlord has not made and does not make any representations or warranties as to the physical condition of the Sub-Sub-sublease Premises, the use to which the Sub-Sub-sublease Premises may be put, or any other matter or thing affecting or relating to the Sub-Sub-sublease Premises, except as specifically set forth in this Sub-Sub-sublease. Sub-Sub-sublandlord shall have no obligation whatsoever to alter, improve, decorate or otherwise prepare the Sub-Sub-sublease Premises for Sub-Sub-subtenant’s occupancy. Any cost or expense in connection with the preparation of the Sub-Sub-sublease Premises for Sub-Sub-subtenant’s use and occupancy shall be the responsibility of Sub-Sub-subtenant, and to the extent incurred by Sub-Sub-sublandlord on Sub-Sub-subtenant’s behalf, the cost thereof shall be reimbursed or paid to Sub-Sub-sublandlord as Additional Rent within thirty (30) days after demand; provided that Sub-Sub-sublandlord shall provide Sub-Sub-subtenant with copies of such supporting documentation as is reasonably available.

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11.2    Restoration. Sub-Sub-subtenant shall not be required to restore the Sub-Sub-sublease Premises at the end of the Term, except that, notwithstanding the foregoing, (i) if any Alterations performed by Sub-Sub-subtenant (or any Person claiming by, through or under Sub-Sub-subtenant) in the Sub-Sub-sublease Premises is deemed to be a “Specialty Alteration” by Landlord under the Lease, then Sub-Sub-subtenant shall remove same at the end of the Term unless directed otherwise by Sub-Sub-sublandlord (provided that notice thereof shall have been given to Sub-Sub-subtenant after Sub-Sub-sublandlord’s receipt of such notice from Sub-sublandlord, Sublandlord or Landlord), (ii) in the event that this Sub-Sub-sublease is terminated as a result of a default by Sub-Sub-subtenant hereunder, then Sub-Sub-subtenant shall pay Sub-Sub-sublandlord, within thirty (30) days after receipt by Sub-Sub-subtenant of an invoice therefor, as Additional Rent, the reasonable out-of-pocket costs and expenses incurred by Sub-sublandlord to restore the portion(s) of the Sub-Sub-sublease Premises affected thereby and (iii) Sub-Sub-subtenant shall deliver the Sub-Sub-sublease Premises to Sub-Sub-sublandlord on the Expiration Date in good condition, ordinary wear and tear excepted.

12.    Consent of Landlord, Sublandlord and Sub-sublandlord.

12.1    Conditioned Upon Consent. This Sub-Sub-sublease is subject to (and conditioned upon) the approval of Landlord, Sublandlord and Sub-Sublandlord pursuant to the provisions of Article 8 of the Lease, Section 16.2 of the Sublease and Section 12.1 of the Sub-Sublease. Sub-Sub-sublandlord shall promptly request such Consent and shall use commercially reasonable efforts to obtain the same. Following the execution and delivery hereof, Sub-Sub-sublandlord will promptly submit this Sub-Sub-sublease to Landlord, Sublandlord and Sub-Sublandlord for such approval. If such approval is not received by Sub-Sub-sublandlord within sixty (60) days after the date hereof, either Sub-Sub-sublandlord or Sub-Sub-subtenant, or if the Commencement Date has not occurred on or before that date, Sub-Sub-subtenant, may by written notice given within five (5) days after the expiration of such sixty (60) day period, cancel this Sub-Sub-sublease by notice to the other and, if such approval by the Landlord, Sublandlord and Sub-Sublandlord has not been received or the Commencement Date has not otherwise occurred prior to the cancellation date specified in such notice, this Sub-Sub-sublease and the Term shall terminate and expire on the cancellation date set forth in said notice as if such date were the Expiration Date, and neither party shall have any further obligation or liability to the other party, other than Sub-Sub-sublandlord’s obligation to promptly reimburse Sub-Sub-subtenant amounts theretofore paid by Sub-Sub-subtenant to Sub-Sub-sublandlord in respect of any prepaid Base Rent under Section 3.1 hereof, and subject to Section 17 below, to promptly return the Letter of Credit (as hereinafter defined) to Sub-Sub-subtenant. Landlord’s, Sublandlord’s and Sub-sublandlord’s approval must be reasonably satisfactory in form and substance to Sub-Sub-subtenant and Sub-Sub-sublandlord. Sub-Sub-subtenant shall reasonably cooperate with Sub-Sub-sublandlord to obtain such Consent and shall provide all information concerning Sub-Sub-subtenant that Sub-Sublandlord, Sublandlord or Landlord shall reasonably request (but not certified or audited financial statements), but if financial or other confidential information is requested, delivery shall be subject to the execution and delivery of a confidentiality agreement. Sub-Sub-sublandlord shall promptly notify Sub-Sub-subtenant upon Sub-Sub-sublandlord’s receipt of the Consent or the denial thereof, and promptly after receipt by Sub-Sub-sublandlord, furnish a copy of any Consent to Sub-Sub-subtenant. All costs of obtaining the Consent shall be borne by Sub-Sub-sublandlord.

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13.    Defaults; Remedies. Any defaults of Sub-Sub-subtenant shall be governed by the provisions of the Sub-Sublease as incorporated herein. In the event of a default by Sub-Sub-subtenant hereunder beyond the expiration of any applicable notice and cure periods, Sub-Sub-sublandlord shall be limited to the rights or remedies granted to Sub-Sub-sublandlord pursuant to the incorporation of the provisions of Article 20 of the Lease.

14.    Miscellaneous.

14.1    Entire Agreement; Successors. This Sub-Sub-sublease contains the entire agreement between the parties concerning the sub-sub-sublet of the Sub-Sub-sublease Premises and sets forth all of the covenants, promises, conditions, and understandings between Sub-Sub-sublandlord and Sub-Sub-subtenant concerning the Sub-Sub-sublease Premises. There are no oral agreements or understandings between the parties hereto affecting this Sub-Sub-sublease and this Sub-Sub-sublease supersedes and cancels any and all previous negotiations, arrangements, agreements and understandings, if any, between the parties hereto with respect to the subject matter hereof, and none shall be used to interpret or construe this Sub-Sub-sublease. Any agreement hereafter made shall be ineffective to change, modify or discharge this Sub-Sub-sublease in whole or in part unless such agreement is in writing and signed by the parties hereto. No provision of this Sub-Sub-sublease shall be deemed to have been waived by Sub-Sub-sublandlord or Sub-Sub-subtenant unless such waiver is in writing and signed by Sub-Sub-sublandlord or Sub-Sub-subtenant, as the case may be. The covenants, agreements and rights contained in this Sub-Sub-sublease shall bind and inure to the benefit of Sub-Sub-sublandlord and Sub-Sub-subtenant and their respective permitted successors and assigns. Sub-Sub-subtenant shall not record this Sub-Sub-sublease, the Sub-sublease, the Sublease or the Lease or any instrument modifying the same.

14.2    Severability. In the event that any provision of this Sub-Sub-sublease shall be held to be invalid or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Sub-Sub-sublease shall be unaffected thereby.

14.3    Headings; Capitalized Terms. The section headings appearing herein are for purpose of convenience only and are not deemed to be a part of this Sub-Sub-sublease. Capitalized terms used herein shall have the same meanings as are ascribed to them in the Sub-Sublease, unless otherwise expressly defined herein.

14.4    Binding Effect. This Sub-Sub-sublease is offered to Sub-Sub-subtenant for signature with the express understanding and agreement that this Sub-Sub-sublease shall not be binding upon Sub-Sub-sublandlord and Sub-Sub-subtenant unless and until Sub-Sub-sublandlord shall have executed and delivered a fully executed copy of this Sub-Sub-sublease to Sub-Sub-subtenant.

14.5    Insurance. All commercial liability insurance policies required to be obtained by Sub-Sub-subtenant under this Sub-Sub-sublease or the Sub-sublease (as incorporated herein) shall name Landlord, Sublandlord, Sub-sublandlord and Sub-Sub-sublandlord as additional insureds.

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14.6    Sub-Sub-sublease Supersedes. In the event of a conflict or inconsistency between the provisions of this Sub-Sub-sublease and the Sub-sublease, the provisions of this Sub-Sub-sublease shall supersede and control; provided, however, the same shall not violate any of the terms of the Sub-sublease. Nothing contained herein shall affect the Sub-Sub-sublandlord’s rights under the Sub-sublease.

14.7    Further Assurances. The parties hereto agree that each of them, upon the request of the other party, shall execute and deliver such further documents, instruments or agreements and shall take such further action as may be necessary or appropriate to effectuate the purpose of this Sub-Sub-sublease.

14.8    Counterparts. This Sub-Sub-sublease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

14.9    Signage. To the extent permitted under the Consent, if at all, and subject to the terms of the Lease, the Sublease and the Sub-Sublease as affected by the Consent, provided that the Signage Threshold (as hereinafter defined) is satisfied, Sub-Sub-sublandlord shall request that Landlord, Sublandlord and Sub-sublandlord consent to Sub-Sub-subtenant installing and maintaining one Building standard sign on or near the “North Concierge Desk” in the lobby of the Building which right is provided (a) to Sub-Sub-sublandlord under Section 14.9 of the Sub-sublease and (b) to Sub-sublandlord under Section 20.9 of the Sublease. Such signage shall be in accordance with the Building standard currently in place. For purposes of this Sub-Sub-sublease, the terms (i) “Signage Threshold” means that (1) a Permitted Entity is then the Sub-Sub-subtenant under this Sub-Sub-sublease and is sub-sub-subleasing hereunder the entire Sub-Sub-sublease Premises, and (2) Permitted Entities collectively Occupy the entire Sub-Sub-sublease Premises; (ii) “Occupies” means with respect to Sub-Sub-subtenant, actual occupancy of the Sub-Sub-sublease Premises (i.e., exclusive of sub-subtenants (other than Affiliates of Sub-Sub-subtenant)) in space leased directly from Sub-Sub-sublandlord; “Occupied” and “Occupancy” shall have correlative meanings; and (iii) “Permitted Entity” shall mean the Sub-Sub-subtenant originally named herein or a Successor to the Sub-Sub-subtenant originally named herein and/or an Affiliate of the Sub-Sub-subtenant originally named herein. Notwithstanding anything to the contrary contained herein, the failure by Sub-Sub-sublandlord to obtain the consent to such signage for Sub-Sub-subtenant shall not be a default hereunder and shall not entitle Sub-Sub-subtenant to any abatement of rent or right to terminate this Sub-Sub-sublease.

14.10    Move-In Costs. Any costs and expenses (including reasonable attorneys’ fees and disbursements) payable under the Lease, Sublease or the Sub-Sublease that are incurred in connection with Sub-Sub-subtenant’s preparation of the Sub-Sub-sublease Premises for Sub-Sub-subtenant’s occupancy and the move in by Sub-Sub-subtenant, including, without limitation, any and all freight elevator charges, shall be paid by Sub-Sub-subtenant to Sub-Sub-sublandlord as Additional Rent within thirty (30) days after receipt of an invoice from Sub-Sub-sublandlord to Sub-Sub-subtenant evidencing such costs and/or expenses.

14.11    Condominium Documents. From and after the Condominium Conversion Date, all of the provisions of the Condominium Documents shall be deemed and taken to be covenants running with the Land, the Building and the Unit (subject and subordinate to the Ground

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Lease and the Unit Ground Lease), as though such provisions were recited and stipulated at length herein and in each and every other lease of the Unit (or to any portion of the Unit). From and after the Condominium Conversion Date, Sub-Sub-subtenant shall comply with all of the terms and provisions of the Condominium Documents relating to the use and occupancy of the Sub-Sub-sublease Premises and shall not take any action, or fail to take any action which it is obligated to perform under this Sub-Sub-sublease, which would cause Landlord, Sublandlord, Sub-Sublandlord or Sub-Sub-sublandlord to be in default or violation under any of the Condominium Documents.

14.12    Condominium Obligations. Except as hereinafter set forth, to the extent that any Condominium Board is responsible under the Condominium Documents to provide utilities or service to the Unit or to repair or restore the Common Elements, the Unit and/or the Sub-Sub-subleased Premises or any appurtenance thereto, or to take any other action which the Condominium Board is required to take under the Condominium Documents (each, a “Condominium Obligation”), Sub-Sub-sublandlord shall use its diligent good faith efforts to cause Sub-Sublandlord to cause Sublandlord to cause Landlord, at Landlord’s expense (which shall not be reimbursable by way of Operating Expenses), to cause such Condominium Board to comply with the same but neither Landlord, Sublandlord nor Sub-sublandlord shall have any obligation to provide any Condominium Obligation nor shall Landlord, Sublandlord, Sub-sublandlord or Sub-Sub-sublandlord have any liability to Sub-Sub-subtenant for the failure of any Condominium Board to provide or comply with the Condominium Obligations unless Landlord or a Landlord Entity is in control of such Condominium Board, in which event Landlord shall be liable for and shall be responsible for the performance of such Condominium Obligation. Except as expressly set forth in this Sub-Sub-sublease, neither Landlord, Sublandlord, Sub-sublandlord nor Sub-Sub-sublandlord shall have liability to Sub-Sub-subtenant for any damage which may arise, nor shall Sub-Sub-subtenant’s obligations hereunder be diminished by reason of, (i) the failure of any Condominium Board to keep, observe or perform any of its obligations pursuant to the terms of the Condominium Documents, or (ii) the acts, omissions or negligence of any Condominium Board, its agents, contractors, or employees. Neither Sub-Sub-sublandlord nor Sub-Sub-subtenant shall do anything that would constitute a default under the Condominium Documents or omit to do anything that such party is obligated to do under the terms of this Sub-Sub-sublease or the Sub-sublease so as to cause there to be a default under the Condominium Documents, or cause the other to incur any expense or liability under the Condominium Documents (and, if either party shall cause the other to incur any such expense in violation hereof, the causing party shall reimburse the other within thirty (30) days after demand).

14.13    Confidentiality. Sub-Sub-sublandlord and Sub-Sub-subtenant shall each use reasonable efforts to keep the terms of this Sub-Sub-sublease confidential, and shall not disclose the terms and conditions of this Sub-Sub-sublease to other persons, other than (i) the Brokers, (ii) Landlord, Sublandlord, Sub-sublandlord and any Superior Party or proposed Superior Party, (iii) the attorneys and financial advisors representing each party, (iv) with respect to Sub-Sub-subtenant, any proposed sub-sub-sub-subtenant of the Sub-Sub-sublease Premises or assignee of this Sub-Sub-sublease, (v) their respective lenders, potential purchasers and investors or (vi) if required to do so to enforce the terms of this Sub-Sub-sublease or as may otherwise be required to be disclosed by law or regulatory requirements or by judicial process.

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15.    Access. Sub-Sub-sublandlord shall be entitled to enter the Sub-Sub-sublease Premises at reasonable times on reasonable prior notice and in accordance with the terms of the Sub-sublease as incorporated herein by reference.

16.    Letter of Credit.

(a)    Upon execution by Sub-Sub-subtenant of this Sub-Sub-sublease, Sub-Sub-subtenant shall furnish to Sub-Sub-sublandlord, at Sub-Sub-subtenant’s sole cost and expense, a clean, irrevocable and unconditional letter of credit (the “Letter of Credit”) in the amount of Nine Hundred Seventy Seven Thousand Five Hundred Fifty-Four and 00/100 Dollars ($977,554.00) (the “Security Deposit” ) drawn in favor of Sub-Sub-sublandlord substantially in the form attached hereto as Exhibit D, which shall be assignable, upon request, by Sub-Sub-sublandlord at no additional charge to Sub-Sub-sublandlord.

(b)    The Letter of Credit shall be issued by and drawn on Silicon Valley Bank or another commercial bank acceptable to Sub-Sub-sublandlord in its reasonable discretion and at a minimum having a long-term issuer credit rating from Standard & Poor’s Professional Rating Service of “A” or a comparable rating from Moody’s Professional Rating Service. If any other issuer’s credit rating is reduced below A, or if the financial condition of Silicon Valley Bank or any other issuer changes in a materially adverse way, then the Sub-Sub-subtenant shall obtain from a different issuer that is reasonably approved by Sub-Sub-sublandlord, a replacement Letter of Credit that complies in all respects with the requirements of this Section within twenty (20) days following such event. If the issuer of any Letter of Credit held by Sub-Sub-sublandlord is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity then, effective as of the date such receivership or conservatorship occurs, said Letter of Credit shall be deemed not to meet the requirements of this Section, and Sub-Sub-subtenant shall obtain from a different issuer that is reasonably approved by Sub-Sub-sublandlord a replacement Letter of Credit that complies in all respects with the requirements of this Section within twenty (20) days following such event. In any event, Sub-Sub-subtenant shall, unless such Letter of Credit is “evergreen”, not later than thirty (30) days prior to the expiration of the term of the Letter of Credit or any replacement Letter of Credit, deliver to Sub-Sub-sublandlord a replacement Letter of Credit such that a Letter of Credit shall be in effect at all times after the date of this Sub-Sub-sublease until thirty (30) days beyond the end of the Term, and any extensions or renewals thereof, and thereafter so long as Sub-Sub-subtenant is in occupancy of any part of the Sub-Sub-sublease Premises. If Sub-Sub-subtenant fails to deliver to Sub-Sub-sublandlord a replacement Letter of Credit within the time limits set forth in this Section, Sub-Sub-sublandlord may, without limiting Sub-Sub-sublandlord’s other rights or remedies on account of such failure, draw down the full amount of the existing Letter of Credit without notice or demand and retain and apply the proceeds thereof as substitute security subject to the provisions of this Section. Sub-Sub-subtenant shall be responsible for the payment of any and all costs incurred with the review of any replacement Letter of Credit (including, without limitation, Sub-Sub-sublandlord’s reasonable attorneys’ fees and disbursements). Any and all fees or costs charged by the issuer in connection with the issuance, maintenance or transfer of the Letter of Credit shall be paid by Sub-Sub-subtenant. If a Letter of Credit is lost, mutilated, stolen or destroyed, Sub-Sub-subtenant shall cooperate with Sub-Sub-sublandlord to have the Letter of Credit replaced (but the cost to replace such Letter of Credit shall be borne by Sub-Sub-sublandlord to the extent the Letter of Credit is lost, mutilated, stolen or destroyed while in Sub-Sub-sublandlord’s possession). The Security Deposit (whether a Letter of Credit, cash or other collateral) will not operate as a limitation on any recovery to which Sub-Sub-sublandlord may be entitled.

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(c)    During the Term, and thereafter so long as Sub-Sub-subtenant is in occupancy of any part of the Sub-Sub-sublease Premises, Sub-Sub-sublandlord shall hold the Letter as security for the performance by Sub-Sub-subtenant of all obligations on the part of Sub-Sub-subtenant hereunder. If Sub-Sub-subtenant defaults hereunder beyond the expiration of any applicable notice and cure periods and such default remains uncured, or if Sub-Sub-subtenant remains in occupancy of any part of the Sub-Sub-sublease Premises beyond the expiration of the Term, then Sub-Sub-sublandlord shall have the right from time to time, without notice and without prejudice to any other remedy Sub-Sub-sublandlord may have on account thereof, and upon presentation of a certificate of demand, to draw upon any Letter of Credit and apply any funds so drawn to Sub-Sub-sublandlord’s damages arising from, or to cure, such default, holdover by Sub-Sub-subtenant or default by such subtenant, whether such damages accrue before or after summary proceedings or other reentry by Sub-Sub-sublandlord. If Sub-Sub-sublandlord shall so apply any funds, Sub-Sub-subtenant shall immediately restore the Letter of Credit to the face amount required hereunder. If after the expiration or earlier termination of the Term, Sub-Sub-subtenant has vacated the Sub-Sub-sublease Premises and there then exists no default by Sub-Sub-subtenant in any of the terms or conditions hereof, Sub-Sub-sublandlord shall promptly return the Letter of Credit, or, if applicable, the remaining proceeds thereof, to Sub-Sub-subtenant (which obligation shall survive the expiration or earlier termination of this Sub-Sub-sublease). If Sub-Sub-sublandlord conveys Sub-Sub-sublandlord’s interest under this Sub-Sub-sublease, any Letter of Credit or, if applicable, the proceeds thereof, shall be turned over and assigned by Sub-Sub-sublandlord to Sub-Sub-sublandlord’s grantee (or, at Sub-Sub-sublandlord’s election, Sub-Sub-subtenant shall furnish Sub-Sub-sublandlord’s successor with a new replacement Letter of Credit showing such successor as payee, provided that the original Letter of Credit then outstanding shall be simultaneously returned to Sub-Sub-subtenant). From and after any such transfer, assignment or return, Sub-Sub-subtenant agrees to look solely to such grantee for proper application of the funds in accordance with the terms of this Section and the return thereof in accordance herewith. None of Landlord, Sublandlord, Sub-Sublandlord or any mortgagee shall be responsible to Sub-Sub-subtenant for the return or application of any such Letter of Credit, or, if applicable, the proceeds thereof, whether or not it succeeds to the position of Sub-Sub-sublandlord hereunder, unless such Letter of Credit shall have been received in hand by, and assigned to, Landlord, Sublandlord, Sub-Sublandlord or such mortgagee.

(d)    If Sub-Sub-subtenant shall fail to deliver the Letter of Credit or any replacement Letter of Credit to Sub-Sub-sublandlord within five (5) Business Days after receipt by Sub-Sub-subtenant of a notice thereof from Sub-Sub-sublandlord, then the same shall be deemed to be an immediate default hereunder, entitling Sub-Sub-sublandlord to exercise all remedies available under Article 20 of the Lease as incorporated herein by reference.

17.    Sub-Sublandlord Furniture. From and after the Commencement Date and thereafter at all times during the Term, Sub-Sub-subtenant shall have the right, without charge, to use the furniture and fixtures (collectively, the “Sub-sublandlord Furniture”) listed on Exhibit E attached hereto (including, without limitation, any televisions, video monitors and related equipment listed on said Exhibit E). The Sub-sublandlord Furniture is being made available to Sub-Sub-subtenant without representation or warranty by Sub-Sub-sublandlord as to its condition,

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state of repair or suitability for Sub-Sub-subtenant’s use, or any other matter related thereto, and Sub-Sub-sublandlord shall have no liability or obligations of any nature whatsoever to Sub-Sub-subtenant with respect to the Sub-sublandlord Furniture (including, without limitation, any obligation to repair, maintain or replace same at any time during the Term). Sub-Sub-subtenant agrees to maintain the Sub-sublandlord Furniture in good condition throughout the Term (subject to ordinary wear and tear and fire and other casualty and subject to the proviso set forth in the next sentence). The Sub-sublandlord Furniture shall be and remain the property of Sub-sublandlord during the Term; provided that if certain items of Sub-sublandlord Furniture are no longer desired by Sub-Sub-subtenant for use in the Sub-Sub-sublease Premises, Sub-Sub-subtenant, at Sub-Sub-subtenant’s option on written notice to Sub-Sublandlord and Sub-Sub-sublandlord, may remove such items from the Sub-Sub-sublease Premises and dispose of them at Sub-Sub-subtenant’s sole cost and expense. Sub-Sub-subtenant hereby agrees to indemnify and hold Sub-sublandlord and Sub-Sub-sublandlord harmless from and against any claims arising in connection with the removal of any items of Sub-Sublandlord Furniture from the Sub-Sub-sublease Premises by Sub-Sub-subtenant or its agents, contractors or employees or any injury to person or property in connection with the use of the Sub-sublandlord Furniture. On the Expiration Date, Sub-Sub-subtenant shall at Sub-Sub-subtenant’s option purchase the Sub-Sublandlord Furniture for one dollar ($1.00), provided that (i) Sub-Sub-subtenant has delivered a written notice to Sub-Sub-sublandlord of Sub-Sub-subtenant’s desire to purchase the Sub-sublandlord Furniture at least one hundred twenty (120) days prior to the Expiration Date and (ii) if this Sub-Sub-sublease shall terminate early due to a default of Sub-Sub-subtenant hereunder, then Sub-Sub-subtenant shall not have any right to purchase the Sub-sublandlord Furniture, but Sub-Sub-sublandlord may, in its sole discretion, require that Sub-Sub-subtenant remove the Sub-sublandlord Furniture from the Sub-Sub-sublease Premises at Sub-Sub-subtenant’s sole cost and expense. Sub-Sub-subtenant agrees to carry at Sub-Sub-subtenant’s sole cost and expense fire and casualty insurance on the Sub-sublandlord Furniture in an amount equal to its replacement value and to name Sub-sublandlord and Sub-Sub-sublandlord as additional insureds on such insurance policy (it being agreed that the provisions of Section 16.08A of the Lease hereby apply to Sub-Sub-subtenant’s insurance as if fully incorporated herein). Sub-Sub-sublandlord and Sub-Sub-subtenant agree to treat Sub-sublandlord as the owner of the Sub-sublandlord Furniture for Federal, State and local income tax purposes until the Sub-sublandlord Furniture becomes the property of Sub-Sub-subtenant upon the Expiration Date or, if so elected by Sub-Sub-sublandlord, upon the earlier termination of this Sub-Sub-sublease. No portion of the Rental due hereunder shall be deemed for any purpose paid on account of the conveyance or leasing of the Sub-sublandlord Furniture. Sub-Sub-subtenant shall pay when due all sales taxes, if any, imposed by the City or State of New York in connection with the transfer of the Sub-sublandlord Furniture to Sub-Sub-subtenant on the Expiration Date. If Sub-Sub-subtenant elects to purchase the Sub-sublandlord Furniture, Sub-Sub-subtenant shall be required to remove the Sub-sublandlord Furniture upon the Expiration Date at its sole cost and expense. If Sub-Sub-subtenant does not elect to purchase the Sub-sublandlord Furniture, it shall not be required to remove the Sub-sublandlord Furniture upon the Expiration Date. The provisions of this Section 17 shall survive the expiration or earlier termination of this Sub-Sub-sublease.

18.    Sub-Sub-Sublandlord Furniture. From and after the Commencement Date and thereafter at all times during the Term, Sub-Sub-subtenant shall have the right, without charge, to use the furniture and fixtures (collectively, the “Sub-Sub-sublandlord Furniture”) listed on Exhibit F attached hereto (including, without limitation, any televisions, video monitors and related equipment listed on said Exhibit F). The Sub-Sub-sublandlord Furniture is being made

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available to Sub-Sub-subtenant without representation or warranty by Sub-Sub-sublandlord as to its condition, state of repair or suitability for Sub-Sub-subtenant’s use, or any other matter related thereto, and Sub-Sub-sublandlord shall have no liability or obligations of any nature whatsoever to Sub-Sub-subtenant with respect to the Sub-Sub-sublandlord Furniture (including, without limitation, any obligation to repair, maintain or replace same at any time during the Term). Sub-Sub-subtenant agrees to maintain the Sub-Sub-sublandlord Furniture in good condition throughout the Term (subject to ordinary wear and tear and fire and other casualty and subject to the proviso set forth in the next sentence). The Sub-Sub-sublandlord Furniture shall be and remain the property of Sub-Sub-sublandlord during the Term; provided that if certain items of Sub-Sub-sublandlord Furniture are no longer desired by Sub-Sub-subtenant for use in the Sub-Sub-sublease Premises, Sub-Sub-subtenant, at Sub-Sub-subtenant’s option on written notice to Sub-Sub-sublandlord, may remove such items from the Sub-Sub-sublease Premises and dispose of them at Sub-Sub-subtenant’s sole cost and expense. Sub-Sub-subtenant hereby agrees to indemnify and hold Sub-Sub-sublandlord harmless from and against any claims arising in connection with the removal of any items of Sub-Sub-Sublandlord Furniture from the Sub-Sub-sublease Premises by Sub-Sub-subtenant or its agents, contractors or employees or any injury to person or property in connection with the use of the Sub-Sub-sublandlord Furniture. On the Expiration Date, Sub-Sub-subtenant shall purchase the Sub-Sub-Sublandlord Furniture for one dollar ($1.00), provided that if this Sub-Sub-sublease shall terminate early due to a default of Sub-Sub-subtenant hereunder, then Sub-Sub-subtenant shall not have any right to purchase the Sub-Sub-sublandlord Furniture, but Sub-Sub-sublandlord may, in its sole discretion, require that Sub-Sub-subtenant remove the Sub-Sub-sublandlord Furniture from the Sub-Sub-sublease Premises at Sub-Sub-subtenant’s sole cost and expense. Sub-Sub-subtenant agrees to carry at Sub-Sub-subtenant’s sole cost and expense fire and casualty insurance on the Sub-Sub-sublandlord Furniture in an amount equal to its replacement value and to name Sub-Sub-sublandlord as additional insured on such insurance policy (it being agreed that the provisions of Section 16.08A of the Lease hereby apply to Sub-Sub-subtenant’s insurance as if fully incorporated herein). Sub-Sub-sublandlord and Sub-Sub-subtenant agree to treat Sub-Sub-sublandlord as the owner of the Sub-Sub-sublandlord Furniture for Federal, State and local income tax purposes until the Sub-Sub-sublandlord Furniture becomes the property of Sub-Sub-subtenant upon the Expiration Date or, if so elected by Sub-Sub-sublandlord, upon the earlier termination of this Sub-Sub-sublease. No portion of the Rental due hereunder shall be deemed for any purpose paid on account of the conveyance or leasing of the Sub-Sub-sublandlord Furniture. Sub-Sub-subtenant shall pay when due all sales taxes, if any, imposed by the City or State of New York in connection with the transfer of the Sub-Sub-sublandlord Furniture to Sub-Sub-subtenant on the Expiration Date. Sub-Sub-subtenant shall be required to remove the Sub-Sub-sublandlord Furniture upon the Expiration Date at its sole cost and expense. The provisions of this Section 17 shall survive the expiration or earlier termination of this Sub-Sub-sublease.

[Signature Page Follows]

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IN WITNESS WHEREOF, Sub-Sub-sublandlord and Sub-Sub-subtenant have duly executed this Sublease as of the day and year first above written.

SUB-SUB-SUBLANDLORD:

IDEELI INC.

By:	/s/ Brian Kayman
Name: Brian Kayman
Title: VP

SUB-SUB-SUBTENANT:

DATADOG, INC.

By:	/s/ Olivier Pomel
Name: Olivier Pomel
Title: CEO

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EXHIBIT A

REDACTED LEASE

EXHIBIT B

REDACTED SUBLEASE

Exhibit B-1

EXHIBIT C

REDACTED SUB-SUBLEASE

Exhibit C-1

EXHIBIT D

LETTER OF CREDIT

Exhibit D-1

EXHIBIT E

SUB-SUBLANDLORD FURNITURE

EXHIBIT F

SUB-SUB-SUBLANDLORD FURNITURE

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